POWER OF ATTORNEY       EXHIBIT 24

KNOW ALL PERSONS BY THESE
PRESENTS, that I, J. KEVIN GILLIGAN,
hereby constitute and appoint JEFFREY D.
PFLAUM, ROBERT E. SWITZ, or either of
them, as my true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstituion for me and in my name, place and stead, to sign any reports on Form 3 (Initial
Statement of Beneficial Ownership of
Securities), Form 4 (Statement of Changes in
Beneficial Ownership) and Form 5 (Annual
Statement of Changes in Beneficial Ownership) relating to transactions by me in Common Stock or other securities of ADC
TELECOMMUNICATIONS, INC., and all
amendments thereto, and to file the same, with the Securities and Exchange Commission and the National Association of Securities Dealers,
Inc., granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.


Dated:  3/7/06        /s/ J. Kevin Gilligan